UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 28, 2010
Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd.
Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
2010 Employee Stock Purchase Plan.
     At the annual meeting of stockholders of Commercial Metals Company (the “Company”), held on January 28, 2010 (the “Annual Meeting), the stockholders of the Company approved the Company’s 2010 Employee Stock Purchase Plan (the “ESPP”). The ESPP was adopted, subject to stockholder approval, by the board of directors of the Company (the “Board”) on November 23, 2009, and described in the Company’s definitive proxy statement for the Annual Meeting.
     The ESPP provides that each year during the term of the ESPP, unless the Compensation Committee of the Board determines otherwise, the Company will, through one or more specified periods throughout the year (“Offering Periods”), make an offer to each eligible employee of the Company and its subsidiaries (the “Eligible Employees”) of options to purchase the Company’s common stock at a discount through accumulated payroll deductions. Eligible Employees may participate by executing and delivering a subscription agreement. Through such subscription agreements, each Eligible Employee will be entitled to purchase a dollar amount or percentage of compensation of shares of common stock or a specific number of shares. Furthermore, no Eligible Employee will be granted an option that permits such employee to accrue rights to purchase shares of common stock at an annual rate that exceeds $25,000 worth of the Company’s common stock (determined on the date of grant of such option), pursuant to the ESPP.
     The option price for each Offering Period will be determined by the Compensation Committee and will not be less than (i) eighty-five percent (85%) of fair market value on the date of grant or (2) eighty-five percent (85%) of fair market value on the date the option is exercised, whichever is lower. The date of grant will be determined by the Compensation Committee. The expiration date of the options will be determined for each Offering Period by the Compensation Committee, but will not in any event be later than twenty-seven (27) months from the date of grant of the option. The fair market value of the Company’s common stock as of the date of grant and the date of exercise will be determined by a reasonable method or procedure established by the Compensation Committee and complying with the applicable rules under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
     The ESPP will be administered by the Compensation Committee, or such other committee of the Board as may be designated. Subject to certain adjustments, no more than 5,000,000 shares of the Company’s common stock may be sold pursuant to the ESPP. The ESPP continues until January 31, 2020 or until all of the Company’s shares of common stock reserved for the purposes of the ESPP have been subscribed for and sold, whichever is earlier; however, the Board has the power to alter, amend, suspend, or terminate the ESPP or any part thereof or any option thereunder at any time as it may deem proper and in the Company’s best interests.
     The ESPP is a tax qualified plan under Section 423 of the Code. In general, under a qualified ESPP, the employee does not have a taxable event at the time of grant of an option or at the time of exercise of an option, but will realize taxable income at the time such employee sells the shares. Shares of common stock acquired pursuant to the ESPP may be eligible for favorable federal income tax treatment if such shares are held by the employee for certain holding periods.
     Each executive officer qualifies for participation under the ESPP and may be eligible, along with all other Eligible Employees, to annually purchase the Company’s common stock at a discount below the market price. However, participation in the ESPP is voluntary and dependent upon each executive officer’s election to participate. Further, the benefit of participating will depend on the terms of the offerings (if any), the fair market value of the stock on the date of grant and the exercise day, and the length of time the employee holds onto such shares of common stock.

     The ESPP is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference. The description of the material terms of the ESPP is qualified in its entirety by reference to such exhibit.
Amendment to the 2006 Long-Term Equity Incentive Plan.
     At the Annual Meeting, the stockholders also approved an amendment (the “Equity Plan Amendment”) to the Company’s 2006 Long-Term Equity Incentive Plan (“2006 Equity Plan”). The Equity Plan Amendment was adopted, subject to stockholder approval, by the Board on November 23, 2009, and described in the Company’s definitive proxy statement for the Annual Meeting.
     The 2006 Equity Plan provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other awards which may be paid in cash or stock. Employees whose judgment, initiative and efforts contribute to or may be expected to contribute to the successful performance of the Company are eligible to participate in the 2006 Equity Plan. The Compensation Committee, upon its own action, may grant, but shall not be required to grant, an award to any employee of the Company or any subsidiary.
     The Equity Plan Amendment (i) increases the number of shares of common stock available for awards under the 2006 Equity Plan from 5,000,000 shares to 10,000,000 shares, (ii) adds certain restrictions to the share reuse provisions of the 2006 Equity Plan, (iii) places limitations on the number of “full value awards” that may be granted pursuant to the 2006 Equity Plan, (iv) reduces the maximum term of any award to seven (7) years from ten (10) years, and (v) removes a restriction requiring a reduction in the term of an award due to a termination of service.
     The 2006 Equity Plan is administered by the Compensation Committee, or such other committee of the Board as may be designated. The 2006 Equity Plan will terminate on December 1, 2016, or earlier upon action of the Board. Awards made prior to termination may extend beyond that date. In no event will any award be exercisable after the expiration of seven (7) years from the date of grant.
     The Company’s management, including the Company’s executive officers, are potentially eligible for awards under the 2006 Equity Plan; however, the future benefits of such awards are not currently determinable.
     The Equity Plan Amendment is filed as Exhibit 10.2 to this Form 8-K and is incorporated by reference. The description of the material terms of the Equity Plan Amendment is qualified in its entirety by reference to such exhibit.
Amendment to the Commercial Metals Company 1999 Non-Employee Director Stock Plan
     At the Annual Meeting, the stockholders also approved an amendment (the “Director Stock Plan Amendment”) to the Company’s 1999 Non-Employee Director Stock Plan, Second Amendment and Restatement (the “1999 Director Stock Plan”). The Director Stock Plan Amendment was adopted, subject to stockholder approval, by the Board on December 14, 2009, and described in the Company’s definitive proxy statement for the Annual Meeting.
     The 1999 Director Stock Plan provides for the annual automatic grant of either (i) non-qualified stock options or (ii) the choice of restricted stock or restricted stock units, as elected by each outside director. In addition, the 1999 Director Stock Plan provides each participant with the opportunity to elect to receive restricted stock units in lieu of all or part of the cash fees otherwise payable to him or her during a calendar year. Only individuals who are outside directors at the beginning of a calendar year, or become outside directors after the beginning of a calendar year, are eligible to participate in the 1999 Director Stock Plan. An individual who becomes an outside director after the beginning of a calendar year will be granted a reduced amount of shares subject to options, shares of restricted stock or restricted stock units based on the number of days such individual serves as an outside director during that year.
     Subject to certain adjustments, the number of the Company’s shares of common stock that may be issued pursuant to awards under the 1999 Director Stock Plan is 800,000 shares. The 1999 Director Stock Plan is administered by the Nominating and Corporate Governance Committee of the Board, or such other committee of the Board as may be designated.
     The Director Stock Plan Amendment (i) removes certain limitations placed on the option period during which stock options can be exercised following a termination of service due to death, disability or retirement and (ii) extends the term of the 1999 Director Stock Plan from January 31, 2010 to January 31, 2015.
     The Director Stock Plan Amendment is filed as Exhibit 10.3 to this Form 8-K and is incorporated by reference. The description of the material terms of the Director Stock Plan Amendment is qualified in its entirety by reference to such exhibit.
Item 8.01 Other Events
Voting Results.
     At the Annual Meeting, the proposals listed below were submitted to a vote of the stockholders through the solicitation of proxies. The proposals are described in the Company’s definitive proxy statement for the Annual Meeting. Each of the proposals was approved by the stockholders pursuant to the voting results set forth below.
Proposal I – The election of three persons to serve as directors until the 2013 annual meeting of stockholders and until their successors are elected
The three (3) nominees named in the definitive proxy statement were elected to serve as directors until the 2013 annual meeting and until their successors are elected. Information as to the vote on each director standing for election is provided below:

Nominee	For	Withheld	Broker Non-Votes
Rhys J. Best	86,805,651	2,273,833	13,804,706
Richard B. Kelson	86,779,622	2,299,862	13,804,706
Murray R. McClean	85,614,968	3,464,516	13,804,706
Proposal II – The vote to approve the adoption of the Commercial Metals Company 2010 Employee Stock Purchase Plan
     The voting results were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

80,759,310	8,037,807	282,367	13,804,706

Proposal III – The vote to approve an amendment to the Commercial Metals Company 2006 Long-Term Equity Incentive Plan
     The voting results were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

65,883,843	22,831,906	363,735	13,804,706
Proposal IV – The vote to approve an amendment to the Commercial Metals Company 1999 Non-Employee Director Stock Plan, Second Amendment and Restatement
     The voting results were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

51,171,163	37,332,915	575,406	13,804,706
Proposal V – The vote to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2010
     The voting results were as follows:

Votes For	Votes Against	Votes Abstaining

99,103,934	3,573,438	206,818
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits
               The following exhibits are furnished with this Form 8-K.

10.1	Commercial Metals Company 2010 Employee Stock Purchase Plan

10.2	Amendment Number One to the Commercial Metals Company 2006 Long-Term Equity Incentive Plan

10.3	Amendment Number One to the Commercial Metals Company 1999 Non-Employee Director Stock Plan

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: January 28, 2010

	By: Name:	/s/ William B. Larson William B. Larson
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Commercial Metals Company 2010 Employee Stock Purchase Plan

10.2	Amendment Number One to the Commercial Metals Company 2006 Long-Term Equity Incentive Plan

10.3	Amendment Number One to the Commercial Metals Company 1999 Non-Employee Director Stock Plan